UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: April 14, 2016

TRENDMAKER, INC. LIMITED

(Exact name of registrant as specified in its charter)

Nevada	333-200624	46-3505091
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 North Bridge Rd #12-02/03 Parkview Square Singapore 18878
(Address of principal executive offices)

(919) 633-2488 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR.

Effective as of April 14, 2016, the Company's Articles of Incorporation were amended to change its name to Trendmaker, Inc., Limited.  The amendment was proposed by the Company’s directors and approved by a vote of its shareholders.

The name change was made to make our name more consistent with our business operations and plans.

ITEM 8.01 OTHER EVENTS.

Effective as of June 10, 2016, the Company’s completed a 2:1 forward split of its issued and outstanding common stock.  As a result of the forward split, the number of issued and outstanding shares of common stock of the Company was increased from 6,537,500 shares to 13,075,000 shares.   The forward split was proposed by the Company’s directors and approved by vote of its shareholders.  The forward split is payable to shareholders of record as of May 6, 2016, upon surrender of their existing share certificates.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibits filed as part of this Current Report are as follows:

Exhibit No.	Description of Document
3.3	Certificate of Amendment as filed with the Nevada Secretary of State on April 14, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRENDMAKER, INC. LIMITED

Date: June 29, 2016

/s/ Tan Sri Dato’Sri Lai Teck Peng

By:  Tan Sri Dato’Sri Lai Teck Peng
Its:   Chief Executive Officer